UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

COPART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPART, INC.

November 4, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Copart, Inc. (the “2008 Annual Meeting”) to be held on Thursday, December 11, 2008 at 9:00 a.m., Pacific Standard Time, at our corporate headquarters located at 4665 Business Center Drive, Fairfield, CA 94534 (see directions included in this proxy statement). The formal Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

Please use this opportunity to take part in our business by voting on the matters to come before the 2008 Annual Meeting.   You can vote your shares via the Internet, by telephone, by completing and returning the enclosed paper proxy card by mail or by attending the meeting and voting in person.  Voting instructions for each of these methods are included in the accompanying proxy statement.  Returning the proxy card or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2008 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON
Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT VIA MAIL IN THE ENCLOSED ENVELOPE, OR SUBMIT YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ENCLOSED WITH THE PROXY CARD.

COPART, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 11, 2008

To the Shareholders of Copart, Inc.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting will be held on Thursday, December 11, 2008 at 9:00 a.m. Pacific Standard Time, at Copart’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534, for the following purposes:

1.
To re-elect the following directors to serve until the 2009 Annual Meeting of Shareholders or in each case until their successors are duly elected and qualified:  Willis J. Johnson; A. Jayson Adair; Steven D. Cohan; Daniel J. Englander; James E. Meeks; Barry Rosenstein; and Thomas W. Smith;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2009; and

3.	To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

The board of directors has fixed the close of business on October 16, 2008 as the record date for determining shareholders entitled to notice of, and to vote at, the 2008 Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the 2008 Annual Meeting. The stock transfer books will not be closed between the record date and the date of the 2008 Annual Meeting. A list of shareholders entitled to vote at the 2008 Annual Meeting will be available for inspection at our corporate headquarters.

Please read carefully the following proxy statement, which describes the matters to be voted upon at the 2008 Annual Meeting, and then submit your proxy as promptly as possible according to the instructions. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be submitted to ensure that all your shares will be voted. Shareholders may revoke previously delivered proxies at any time prior to the meeting. Any shareholder who has previously submitted a proxy may attend the meeting and, if the shareholder so chooses, vote in person by ballot, which will result in the revocation of the prior proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 11, 2008: The Proxy Statement and Annual Report to Shareholders for the fiscal year ended July 31, 2008 are available free of charge at http://materials.proxyvote.com/217204.

For the Board of Directors
COPART, INC.

Paul A. Styer, Secretary
Fairfield, California
November 4, 2008

TABLE OF CONTENTS

COPART, INC.
4665 Business Center Drive
Fairfield, California 94534

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 11, 2008

VOTING AND SOLICITATION

General

The proxy is solicited on behalf of the Board of Directors of Copart, Inc., a California corporation (which is referred to as “Copart,” the “Company,” “us,” “we” or “our” in this proxy statement), for use at our 2008 Annual Meeting to be held on Thursday, December 11, 2008 at 9:00 a.m. Pacific Standard Time, at our corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534. The telephone number at our headquarters is (707) 639-5000. Only shareholders of record at the close of business on October 16, 2008 will be entitled to notice of, and to vote at, the 2008 Annual Meeting.

We use several abbreviations in this proxy statement. The term “proxy materials” includes this proxy statement as well as the proxy card and our 2008 Annual Report to Shareholders. References to our “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

This proxy statement and the accompanying proxy materials were first provided to our shareholders, either by mail or electronically where permitted, on or about November 4, 2008. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

On October 16, 2008, the record date for determination of shareholders entitled to vote at our 2008 Annual Meeting, there were 83,334,225 shares of common stock outstanding held by approximately 1,540 shareholders of record. No shares of our authorized preferred stock were outstanding.

Internet and Electronic Availability of Proxy Materials

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, in addition to mailing a printed copy of our proxy materials to each shareholder of record we are now furnishing proxy materials to all of our shareholders on the Internet at http://materials.proxyvote.com/217204.  These materials are available free of charge.

If you are a shareholder of record and you vote your shares for the 2008 Annual Meeting using the Internet (see instructions on your proxy card), you will have an opportunity to choose to receive your future proxy materials by email which will save us the cost of printing and mailing documents to you and will reduce the impact of our annual shareholders’ meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials as well as a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Rights

Each share of our common stock outstanding on the record date is entitled to one vote on each matter submitted for shareholder approval. In addition, under California law in connection with the election of directors, each shareholder may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder as of the record date, or such shareholder may distribute such number of votes on the same principle among as many candidates as the shareholder chooses. Votes cannot be cast for more than the number of candidates to be elected. No shareholder will be entitled to cumulate votes for a candidate unless such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the commencement of voting of the shareholder’s intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been properly nominated.

Quorum Requirement; Abstentions and Broker Non-Votes

A quorum comprising the holders of a majority of our outstanding shares of common stock on the record date must be present or represented for the transaction of business at the 2008 Annual Meeting. Your shares will be counted as being present at the meeting if you appear in person or if you submit your proxy either over the Internet, by telephone, or by a properly executed proxy card.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares according to your instructions. If you do not give instructions to your record holder, the record holder will be entitled to vote the shares in its discretion on Proposal One (Election of Directors) and Proposal Two (Ratification of Appointment of Independent Registered Public Accounting Firm) because the proposals to elect directors and ratify the appointment of the independent accountants are considered “discretionary” items.

If you abstain from voting or if a record holder does not vote the shares you own beneficially (known as a “broker non-vote”), either because it lacks the discretionary authority to do so or for any other reason, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. However, abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast regarding any particular proposal. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. For example, if the number of abstentions or broker non-votes resulted in the votes “FOR” a proposal not equaling at least a majority of the quorum required for the meeting, the proposal would not be approved. This will be the case even though the number of votes “FOR” the proposal exceeded the number of votes “AGAINST” the proposal.

Abstentions and broker non-votes are not counted in the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected as directors.

Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Voting Procedures

General. Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy but do not indicate your voting instructions, your shares will be voted as follows:

●	FOR the re-election of the director nominees listed in this proxy statement;

●	FOR the ratification of our appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2009; and

●	FOR or AGAINST, at the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Voting by Telephone or Internet. To vote by telephone (within the U.S., Canada and Puerto Rico), call toll-free 1-800-652-VOTE (8683) any time on a touch tone telephone.  There is no charge to you for the call.  Follow the instructions on the recorded message.  To vote over the Internet, go to the following website:  www.investorvote.com/CPRT.  Follow the steps outlined on the secured website.  If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.  Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on December 11, 2008.

Voting by Mail. To vote by mail, mark, sign and date your proxy card and return it in the pre-addressed, postage-paid envelope included with the enclosed proxy card or return it to Copart, Inc. c/o Paul Styer, 4665 Business Center Drive, Fairfield, California 94534.  By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way your shares will be voted even if you are unable to attend the meeting.  The proxy card must be received prior to the meeting in order for your vote to be counted.

Voting in Person at the Meeting. If you plan to attend the 2008 Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revocability of Proxies

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the 2008 Annual Meeting. In order to revoke your proxy, you may either:

●	Make a timely and valid later Internet or telephone vote no later than 1:00 a.m., Central Time, on December 11, 2008;

●	Submit another proxy bearing a later date before the beginning of the 2008 Annual Meeting;

●
Provide written notice of the revocation to our Secretary, Paul A. Styer, c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534, prior to the time we take the vote at the 2008 Annual Meeting; or

●	Attend the meeting and vote in person and ask that your proxy be revoked. Please note that attendance at the meeting will not by itself revoke your previously granted proxy.

Proxy Solicitation Costs

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to you. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, facsimile or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services.

Deadline for Receipt of Shareholder Proposals for 2009 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Copart’s Proxy Materials. Our shareholders may submit proposals on matters appropriate for shareholder action at our annual shareholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such proposals to be included in our proxy materials relating to our 2009 Annual Meeting of Shareholders, all applicable requirements under Rule 14a-8 must be satisfied and such proposals must be received by us no later than July 7, 2009. Such proposals should be delivered to Copart, Inc., Attn: Paul A. Styer, Secretary, 4665 Business Center Drive, Fairfield, California 94534. The submission of a shareholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting. Our bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders where the proposal is not intended to be included in the proxy statement relating to that meeting. For shareholder nominations to our board of directors or other proposals to be considered at an annual meeting, the shareholder must have given timely notice thereof in writing to the secretary of Copart (at the address noted above) such that the shareholder notice has been received by Copart not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary of the date on which we first mailed our proxy materials for our immediately preceding annual meeting of shareholders. To be timely for the 2009 Annual Meeting, a shareholder’s notice must be delivered to or mailed and received by the secretary at our principal executive offices between July 7, 2009 and August 6, 2009. A shareholder’s notice to the secretary must set forth, with respect to each matter the shareholder proposes to bring before the annual meeting, the information required by our bylaws. If a shareholder fails to comply with the advance notice provision set forth in the bylaws, the shareholder will not be permitted to present the proposal at the meeting.  A copy of our bylaws may be obtained free of charge by written request to the Company’s Investor Relations department c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534.

In addition, the proxy solicited by our board of directors for the 2009 Annual Meeting of Shareholders will confer discretionary authority on management’s proxy holders to vote on (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to the August 6, 2009 deadline and (ii) on any proposal made in accordance with the bylaw provisions, if the 2009 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, provided that the shareholder has not complied with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

Shareholders Sharing the Same Address

We have adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, we deliver only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless we have received contrary instructions from an affected shareholder. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write to or call Copart’s Investor Relations Department at 4665 Business Center Drive, Fairfield, California 94534, telephone (707) 639-5000. Any such request should be made promptly in order to ensure timely delivery.  Any shareholders of record who (i) share the same address and currently receive multiple copies of our annual report and proxy statement and (ii) wish to receive only one copy of these materials per household in the future may contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

Lost Stock Certificates; Change in Mailing Address

You may contact our transfer agent, Computershare Trust Company, NA, by telephone at (877) 282-1618 or by facsimile at (781) 575-3605 if you have lost your stock certificate or need to change your mailing address.  You may also access instructions with respect to these matters via the Internet at www.computershare.com.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

One of the purposes of our 2008 Annual Meeting is to elect directors to hold office until the 2009 Annual Meeting of Shareholders or until their respective successors are elected and have been qualified. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members and seven directors are currently authorized. At each annual meeting of shareholders, the terms of each of our incumbent directors expire and all members of our board of directors are elected.

Nominees

Our nominating and governance committee has nominated the seven individuals listed below for election as directors. All of the nominees for election at the 2008 Annual Meeting are currently our directors and were elected by our shareholders at our last annual meeting of shareholders. All of the nominees were approved by our nominating and governance committee of the board of directors.  Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the seven nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. Directors must be elected by a plurality of the votes cast at the 2008 Annual Meeting. Accordingly, the seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the 2008 Annual Meeting will be elected to our board of directors.

Thomas W. Smith and Barry Rosenstein were each appointed to our board of directors, upon the recommendation of our nominating and governance committee, effective September 17, 2007. Messrs. Smith and Rosenstein were brought to the attention of our nominating and governance committee by Willis J. Johnson, our chief executive officer and chairman of our board of directors. Messrs. Smith and Rosenstein replaced James Grosfeld and Harold Blumenstein, members of our board of directors since 1993 and 1994, respectively, who retired.

Biographical Information for Director Nominees

Set forth below is biographical information, as of October 16, 2008, the record date for our Annual Meeting, of our nominees, all of whom are currently serving as our directors:

Name	Age	Position	Director Since
Willis J. Johnson	61	Chief Executive Officer and Chairman of the Board	1982
A. Jayson Adair	39	President and Director	1992
Steven D. Cohan	47	Director	2004
Daniel J. Englander	39	Director	2006
James E. Meeks	59	Director	1996
Barry Rosenstein	49	Director	2007
Thomas W. Smith	80	Director	2007

Willis J. Johnson, founder of Copart, has served as our chief executive officer since 1986 and chairman of the board since January 2004. Mr. Johnson also served as our president from 1986 until 1995. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Mr. Johnson has over 30 years of experience in owning and operating auto dismantling companies.

A. Jayson Adair has served as our president since 1996. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Steven D. Cohan has served as the chief executive officer and president of Loco Ventures, Inc., a privately held manufacturer of food products in Northern California, since 1999. From 1992 to 1994, he served as our vice president of finance and principle accounting officer and, from 1994 to 1996, he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco, a B.A. in Economics from University of California-Los Angeles (UCLA) and is a certified public accountant.

Daniel J. Englander is managing partner and founder of Ursula Investors, an investment management firm, founded in May 2004. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a privately held, New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University. Since February 2007, Mr. Englander has been a director of America’s Car-Mart Inc., a publicly traded automotive retailer based in Bentonville, Arkansas.

James E. Meeks served as our chief operating officer from 1992, when he joined the Company concurrent with our purchase of South Bay Salvage Pool, until 2007. Mr. Meeks also served as executive vice president from 1996 until 2007 and as senior vice president from 1995 to 1996. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool. Mr. Meeks was also an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company, which he operated from 1991 to 2001. Mr. Meeks has over 30 years of experience in the vehicle dismantling business. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer and retired from his employment with the company on December 31, 2007.

Barry Rosenstein is the founder and has served as the managing partner of JANA Partners, LLC, an investment management firm, since 2001. Prior to founding JANA Partners, Mr. Rosenstein held executive, management, and investment banking positions with Sagaponack Partners L.P., Genesis Merchant Group Securities, Reatta Partners, Asher Edelman’s Plaza Securities Corporation, and Merrill Lynch. Mr. Rosenstein received his undergraduate degree from Lehigh University and his M.B.A. from the Wharton School of the University of Pennsylvania.

Thomas W. Smith is the managing partner of Prescott Investors, a private investment firm he founded in 1973. Mr. Smith received his undergraduate degree from Miami University in Oxford, Ohio and his masters degree in economics from the University of California at Berkeley. Since October 2004, Mr. Smith has served on the board of directors of Prepaid Legal Services, Inc., a publicly traded company, and has served on the board of directors of SEI Investments Co., a publicly traded company, since May 2004.

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Vote Required

The seven director nominees receiving the highest number of affirmative votes of the holders of outstanding shares of our common stock entitled to vote and present at the 2008 Annual Meeting, either in person or by proxy, will be elected as directors at the 2008 Annual Meeting.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that shareholders vote “FOR” the election of the nominees listed above.

Corporate Governance

Board of Directors Composition, Meetings and Board Committees

Our board of directors currently consists of seven members. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members and seven directors are currently authorized. At each annual meeting of shareholders, the terms of each of our incumbent directors expire and all members of our board of directors are elected. All directors elected at an annual meeting are elected to serve from the time of election and qualification until the earlier of the next annual meeting of shareholders following such election or their resignation or removal.

During the fiscal year ended July 31, 2008, our board of directors held five meetings. Each of our directors attended at least 75% of the meetings held during fiscal 2008 of our board or any committee on which such director served during his tenure. Although we do not have a formal policy regarding attendance at shareholder meetings, our directors are encouraged to attend the annual meeting of shareholders.  Five of our directors attended the Company’s 2007 Annual Meeting of Shareholders.

During fiscal 2008, the board of directors maintained standing audit, compensation and nominating and governance committees.  Each committee has a written charter, approved by our board of directors, outlining the principal responsibilities of the committee. Copies of the current committee charters are available in the Corporate Governance section of the Investor Relations page on our corporate website at www.copart.com.

As of October 16, 2008, the record date for our 2008 Annual Meeting, our board committees were comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Steven D. Cohan	Chair	x	x
Daniel J. Englander	x	Chair	Chair
Barry Rosenstein	—	—	x
Thomas W. Smith	x	x	x

Only directors deemed to be “independent” (see below) serve on the audit, compensation or nominating and governance committees.  However, the board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as the board may determine.

Director Independence

        Of the Company's incumbent directors standing for re-election, Messrs. Cohan, Englander, Rosenstein and Smith have been determined by the board to be independent as set forth in NASDAQ Rule 4200(a)(15), the listing standards of the NASDAQ Global Market, as currently in effect.

        The board of directors has not established categorical standards or guidelines to make director independence determinations, but considers all relevant facts and circumstances. The board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors.  In making its independence determinations, the board considered transactions between the Company and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to the Company and a person or entity with a known connection to a director are presented to the board of directors for consideration. In making its determination that certain directors are independent, the board of directors considered the transactions in the context of the NASDAQ standards, the standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members.

Audit Committee

Our audit committee is primarily responsible for (i) reviewing and approving the services performed by our independent registered public accounting firm, (ii) reviewing our financial statements, and (iii) reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls. The purposes of the audit committee are, among other things, to:

●	oversee our accounting and financial reporting processes and audits of our financial statements;

●
assist the board in overseeing and monitoring: (i) the integrity of our financial statements; (ii) our accounting policies and procedures; (iii) our compliance with legal and regulatory requirements; (iv) our independent auditor’s qualifications, independence, and performance; (v) our disclosure controls and procedures; and (vi) our internal controls;

●	provide the board with the result of its monitoring and any recommendations derived from such monitoring;

●	provide the board with additional information and materials as the audit committee may determine to be necessary to make the board aware of significant financial matters requiring board attention; and

●	function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel.

The current members of our audit committee are Messrs. Cohan (chairman), Englander and Smith.  Messrs. Cohan and Englander served on the audit committee at all times during fiscal 2008 and Mr. Smith was appointed to the committee effective September 17, 2007.  Messrs. Blumenstein and Grosfeld served as members of the audit committee for a portion of fiscal year 2008 until their retirement from the board and its committees effective September 14, 2007.  The audit committee held seven meetings in fiscal year 2008.

We believe that all current and former members of the audit committee were and are “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of the Securities Dealers, Inc., and the rules of the Securities and Exchange Commission relating to audit committee independence. The board of directors has designated Mr. Cohan, the chairman of the committee, as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. This designation is a disclosure requirement of the Securities and Exchange Commission and does not impose upon Mr. Cohan any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on the board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. The board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on the audit committee.

Compensation Committee

Our compensation committee is generally responsible for, among other things, (i) reviewing and approving the Company’s compensation policies, and (ii) setting the compensation levels for those executive officers and senior managers who report directly to our president and whose compensation is not otherwise established pursuant to employment agreements reviewed or approved by the board of directors. The compensation committee acts under a written charter adopted and approved by our board of directors.

The current members of our compensation committee are Messrs. Englander (chairman), Cohan and Smith.  Messrs. Englander and Cohan served as members of the committee at all times during fiscal year 2008 and Mr. Smith was appointed to serve on the committee effective September 17, 2007.  Messrs. Blumenstein and Grosfeld served as members of the committee for a portion of fiscal year 2008 until their retirement from the board and its committees effective September 14, 2007.  The compensation committee held four meetings in fiscal year 2008.

We believe that all current and former members of the compensation committee were and are (i) “independent directors” as contemplated by NASDAQ Rule 4200 of the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers, Inc., (ii) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Nominating and Governance Committee

Our board of directors established the nominating and governance committee to ensure that our board is properly constituted to meet its fiduciary obligations to shareholders and that we have and follow appropriate governance standards. The committee is authorized to assist the board by identifying prospective director nominees, to select the director nominees for the next annual meeting of shareholders and to develop and recommend to the board governance principles applicable to Copart.

The current members of our nominating and governance committee are Messrs. Englander (chairman), Cohan, Rosenstein and Smith.  Messrs. Englander and Cohan served as members of the committee at all times during fiscal year 2008 and Messrs. Rosenstein and Smith were appointed to the committee effective September 17, 2007.  Messrs. Blumenstein and Grosfeld served as members of the committee for a portion of fiscal year 2008 until their retirement from the board and its committees effective September 14, 2007.   The nominating and governance committee held three meetings in fiscal year 2008.

We believe that all current and former members of the nominating and governance committee were and are (i) “independent directors” as contemplated by NASDAQ Rule 4200, (ii) “outside directors” as defined in Section 162(m) of the Code, and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Director Nomination Process

In recommending candidates for election to the board of directors, the nominating and governance committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The nominating and governance committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of the background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the nominating and governance committee recommends the candidate for consideration by the full board of directors. To recommend a prospective nominee for the nominating and governance committee’s consideration, submit the candidate’s name and qualifications to our secretary in writing to the following address: Copart, Inc., Attn: Paul A. Styer, Secretary, 4665 Business Center Drive, Fairfield, CA 94534. When submitting candidates for nomination to be elected at our annual meeting of shareholders, shareholders must also follow the advance notice procedures for shareholder nominees and provide the information required by our bylaws.

The nominating and governance committee believes the following minimum qualifications must be met by a nominee for a position on the board:

●	the highest personal and professional ethics and integrity;

●	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

●	skills complementary to those of the existing board;

●	the ability to assist and support management and make significant contributions to Copart’s success; and

●	an understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Director Compensation

Our directors play a critical role in guiding the Company’s strategic direction and overseeing management of the Company. In connection therewith, our non-employee directors are eligible to receive both cash and equity compensation.  Each non-employee director receives an annual director’s fee of $50,000, payable in quarterly installments. Mr. Cohan, who serves as chairman of the audit committee, receives an additional annual fee of $10,000, pro-rated quarterly.  The cash compensation paid to our non-employee directors has remained the same since August 1, 2006.  In addition to cash compensation, each non-employee director is eligible to receive an annual option grant of shares under the Company’s 2007 Equity Incentive Plan, which grant generally takes place immediately following the annual meeting of shareholders each year.  Newly appointed directors are awarded an initial grant of shares at the time of appointment and are not eligible for an additional grant until the fiscal year following their appointment.  The directors are also eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

The following table presents information relating to total compensation paid or accrued for services rendered to the Company in all capacities by our non-employee directors for the fiscal year ended July 31, 2008.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)		Total ($)
Steven D. Cohan	60,000	210,956		270,956
Daniel J. Englander	50,000	193,335		243,335
Barry Rosenstein	50,000	88,849		138,849
Thomas W. Smith	50,000	88,849		138,849
James E. Meeks (1)	25,000	111,620		136,620
Harold Blumenstein (3)	0	539,215	(4)	539,215
James Grosfeld (3)	0	539,215	(4)	539,215

(1)
Mr. Meeks became a non-employee director effective December 31, 2007, the date of his retirement from his employment with the Company. He resigned from his position as an executive officer with the Company effective August 1, 2007 but remained an employee until the date of his retirement.  He did not receive compensation for serving as a director prior to the date of his retirement and his annual director fee and option awards have been pro-rated accordingly.

(2)
Amounts in this column do not reflect compensation actually received by our non-employee directors.  The amounts presented are the dollar amounts of compensation expense recognized by the Company for financial statement reporting purposes for fiscal year 2008.  The amounts include compensation expense as reflected in our financial statements and calculated in accordance with SFAS No. 123(R) for awards granted through the end of the applicable fiscal year, except that the compensation expense amounts have not been reduced by the Company’s estimated forfeiture rate.  See Note 1, “Summary of Significant Accounting Policies – Shares-Based Compensation” to the Company’s financial statements in its Annual Report on Form 10-K for the fiscal year ended July 31, 2008 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.  This methodology requires the use of subjective assumptions in implementing SFAS 123(R), including expected stock price volatility and the estimated life of each award. The amounts reported in the Option Awards column reflect the dollar amounts recognized as stock-based compensation expense in fiscal 2008 for financial accounting purposes (excluding the effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) determined in accordance with FAS 123(R).

(3)	Messrs. Blumenstein and Grosfeld retired from the board of directors effective September 14, 2007.

(4)	$491,868 of the amount is attributable to the acceleration of outstanding options upon retirement, as described below.

In September 2007, the board of directors approved the grant of stock options to purchase 20,000 shares of the Company’s common stock under the 2001 Stock Option Plan to Messrs. Rosenstein and Smith in connection with their initial appointments to the board of directors.  The options were granted effective September 17, 2007, the effective date of their appointments, at an exercise price of $29.32 per share which was the fair market value of the Company’s common stock on the date of grant.  Fifty percent (50%) of the shares subject to each option vest 12 months from the date of grant with the remaining shares vesting 1/24th each month thereafter, such that the options shall be fully vested two years from the date of grant.  Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.  Subsequent to such grants, the board of directors adopted and the shareholders subsequently approved the 2007 Equity Incentive Plan under which future director grants are to be made.

On September 6, 2007, the board of directors approved the amendment of stock options granted to former non-employee directors Harold Blumenstein and James Grosfeld under the Company’s 1992 and 2001 Stock Option Plans which amendments (i) accelerated in full the vesting of the unvested portion of those stock options outstanding immediately prior to their retirement date, and (ii) extended the period of time in which the outstanding stock options were exercisable until September 14, 2012, the fifth anniversary of each director’s retirement from the board of directors.

On December 6, 2007, the board of directors approved the grant of stock options to purchase 20,000 shares of the Company’s common stock under the 2007 Equity Incentive Plan to each of Messrs. Cohan and Englander as part of their annual board compensation for fiscal year 2008, at an exercise price of $40.44 per share which was the fair market value of the Company’s common stock on the date of grant.  Fifty percent (50%) of the shares subject to each option vest 12 months from the date of grant with the remaining shares vesting 1/24th each month thereafter, such that the options shall be fully vested two years from the date of grant. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control. Messrs. Rosenstein and Smith were not eligible to receive an annual grant for 2008 since they received an option grant upon joining the board of directors in September 2007 (see above).

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was, at any time during fiscal 2008, an officer or employee of Copart or any of its subsidiaries, and no member of the compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K (Certain Relationships and Related Transactions) promulgated by the Securities and Exchange Commission. No interlocking relationship, as described by the Securities and Exchange Commission, currently exists or existed during fiscal 2008 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Shareholder Communications with the Board of Directors

The board of directors recommends that shareholders who wish to communicate directly with the board should do so in writing. The board of directors has approved the following procedure for shareholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534, attention General Counsel. All mail received will be logged in, opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of the nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of the board and chief executive officer. Our General Counsel may decide in the exercise of his or her judgment whether a response to any shareholder communication is necessary.

This procedure does not apply to shareholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed in this proxy statement under the caption “Deadline for Receipt of Shareholder Proposals for 2009 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the ownership of our common stock as of the record date (October 16, 2008) by (i) all persons known by us to be beneficial owners of five percent or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation — Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on SEC rules and includes certain stock options exercisable within 60 days of October 16, 2008, the record date for the 2008 Annual Meeting. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding (2)
Jana Partners LLC (3) 200 Park Avenue, Suite 3300 New York, NY 10166	5,934,187	7.1%
Wasatch Advisors, Inc. (4) 150 Social Hall Avenue Salt Lake City, UT 84111	4,631,197	5.6%
Named executive officers and directors:
Willis J. Johnson (5)	9,569,880	11.5%
Barry Rosenstein (6)	5,945,854	7.1%
Thomas W. Smith (7)	5,706,918	6.9%
A. Jayson Adair (8)	1,593,458	1.9%
David L. Bauer (9)	198,056	*
Daniel J. Englander (10)	158,108	*
Vincent W. Mitz (11)	121,650	*
Steven D. Cohan (12)	84,164	*
James E. Meeks (13)	50,835	*
William E. Franklin (14)	40,108	*
All directors and executive officers as a group (15 persons)(15)	23,994,127	28.8%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise set forth, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534.

(2)	Based on 83,274,995 shares outstanding as of July 31, 2008, the end of the Company’s 2008 fiscal year.

(3)
Information based on Schedule 13D, Amendment No. 2, as filed with the Securities and Exchange Commission on October 15, 2008 by Jana Partners LLC which has sole voting and dispositive power with respect to all of the shares.  Barry Rosenstein, a director of the Company, is a managing partner of Jana Partners LLC.

(4)
Information based on Schedule 13G, Amendment No. 2, as filed with the Securities and Exchange Commission on February 14, 2008 by Wasatch Advisors, Inc. which has sole voting and dispositive power with respect to all of the shares.  Reflects number of shares held as of December 31, 2007.

(5)
Includes 5,082,442 shares of common stock held by the Willis J. Johnson and Reba J. Johnson Revocable Trust DTD 1/16/1997, for which Mr. Johnson and his wife are trustees, 2,231,680 shares of common stock held by the Reba Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners, 1,147,410 shares of common stock held by the Willis Johnson and Joyce Johnson Family Limited Partnership, for which Mr. Johnson and his wife are the general partners, 646,740 shares of common stock held by the Lequeita Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners, and 4,632 shares of common stock held in IRA accounts for Mr. Johnson and his wife.  Also includes options to acquire 456,976 shares of common stock held by Mr. Johnson that are exercisable within 60 days after October 16, 2008.

(6)
Includes 5,934,187 shares held by Jana Partners LLC as reported on Form 4 filed by Barry Rosenstein and Jana Partners LLC with the Securities and Exchange Commission on October 15, 2008 and reflects shares held beneficially by Jana Partners LLC through various entities and accounts under its management and control. Barry Rosenstein, a director of the Company, is the Managing Partner of Jana Partners LLC. Mr. Rosenstein and Jana Partners disclaim any beneficial ownership of any of the shares held by Jana Partners LLC except to the extent of their pecuniary interest therein.  Also includes options to acquire 11,667 shares of common stock held by Mr. Rosenstein that are exercisable within 60 days of October 16, 2008.  Such options were issued to Mr. Rosenstein in connection with his service as a non-employee director of the Company and Mr. Rosenstein has granted all of his beneficial ownership of the shares underlying the options to Jana Partners LLC, including the economic benefit, voting power and dispositive power over such shares.

(7)
Information based on Schedule 13G, Amendment No. 7, as filed with the Securities and Exchange Commission on July 11, 2008 by Mr. Smith, Mr. Scott Vassalluzzo and Mr. Steven M. Fischer.  Mr. Smith beneficially owned 5,695,251 shares of our common stock, including 4,284,001 shares (the “Managed Account Shares”) beneficially owned in his capacity as investment manager for certain managed accounts (the “Managed Accounts”). Mr. Smith has the sole authority to vote with respect to 1,467,775 of the shares and has sole dispositive authority with respect to 2,034,269 of the shares.  He shares voting and investment control over 3,660,982 Managed Account Shares with Messrs. Vassalluzzo and Fischer. Messrs. Vassalluzzo and Fischer are co-investment managers for certain of the Managed Accounts. The Managed Accounts consist of investment accounts for: (i) three private investment limited partnerships (for which Messrs. Smith and Vassalluzzo are each a general partner), (ii) an employee profit-sharing plan of a corporation wholly-owned by Mr. Smith (for which Messrs. Smith and Vassalluzzo are each a trustee), (iii) certain family members of Mr. Smith (including trusts established for the benefit of certain family members of Mr. Smith), and (iv) a private charitable foundation established by Mr. Smith (for which Mr. Smith acts as trustee). Voting and investment authority over Managed Accounts established for the benefit of certain family members and friends of Mr. Smith is subject to each beneficiary’s right, if so provided, to terminate or otherwise direct the disposition of the Managed Account Shares. Mr. Smith disclaims beneficial ownership of the Managed Account Shares except to the extent of his pecuniary interest therein. Also includes options to acquire 11,667 shares of common stock held by Mr. Smith that are exercisable within 60 days of October 16, 2008.  The mailing address for Mr. Smith is c/o Prescott Investors, 323 Railroad Avenue, Greenwich, CT 06830.

(8)
Includes 54,468 shares of common stock held by the A. Jayson Adair and Tammi L. Adair Revocable Trust, for which Mr. Adair and his wife are trustees, and 12,348 shares of common stock held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family.  Also includes options to acquire 1,526,642 shares of common stock held by Mr. Adair that are exercisable within 60 days after October 16, 2008.

(9)
Includes 1,829 shares held by the Bauer Family Trust for which Mr. Bauer and his spouse act as trustees, and options to acquire 196,227 shares of common stock held by Mr. Bauer that are exercisable within 60 days after October 16, 2008.

(10)
Includes 119,950 shares of common stock held by Ursula Capital Partners and 9,000 shares of common stock held directly by Mr. Englander. Ursula Capital Partners is an investment partnership for which Mr. Englander serves as the sole general partner. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein.  Also includes options to acquire 29,158 shares of common stock held by Mr. Englander that are exercisable within 60 days after October 16, 2008.

(11)	Includes options to acquire 121,644 shares of common stock held by Mr. Mitz that are exercisable within 60 days after October 16, 2008.

(12)	Includes options to acquire 84,158 shares of common stock held by Mr. Cohan that are exercisable within 60 days after October 16, 2008.

(13)	Includes options to acquire 50,835 shares of common stock held by Mr. Meeks that are exercisable within 60 days after October 16, 2008.

(14)	Includes options to acquire 38,087 shares of common stock held by Mr. Franklin that are exercisable within 60 days after October 16, 2008.

(15)	Includes options to acquire 3,029,499 shares of common stock held by all executive officers and directors as a group that are exercisable within 60 days after October 16, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater-than-ten percent shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the copies of such reports furnished to us and written representations from such officers, directors and greater-than-ten percent shareholders that no other reports were required to be made, we believe that there was full compliance for the fiscal year ended July 31, 2008 with all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten percent shareholders, except that a Form 4 reporting an acquisition of 500 shares of our common stock by Robert H. Vannuccini, our senior vice president of marketing, was filed eleven days late.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of July 31, 2008 with respect to shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2007 Equity Incentive Plan, our 2001 Stock Option Plan, our 1994 Employee Stock Purchase Plan, the 1994 Director Option Plan and our 1992 Stock Option Plan. Our 2001 Stock Option Plan was terminated in 2007; our 1992 Stock Option Plan was terminated in 2001; and our 1994 Director Option Plan was terminated in August 2003. No additional grants will be made under these plans but options granted prior to the termination of each plan remain outstanding and are subject to the terms of the applicable plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	4,790,942	(2)	$19.41	(3)	4,882,994	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	4,790,942		$19.41		4,882,994

(1)
We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1994 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 1994 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)
Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, the 2001 Stock Option Plan, and the 2007 Equity Incentive Plan.

(3)	Reflects weighted average exercise price of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, the 2001 Stock Option Plan, and the 2007 Equity Incentive Plan.

(4)
Includes securities available for future issuance under the 1994 Employee Stock Purchase Plan and the 2007 Equity Incentive Plan. No securities are available for future issuance under the 2001 Stock Option Plan, 1992 Stock Option Plan and 1994 Director Option Plan.

CERTAIN TRANSACTIONS

Related Person Transactions

Our audit committee is responsible for the review, approval or ratification of “related-person transactions” between Copart and related persons. Under Securities and Exchange Commission rules, a related person is a director, officer, nominee for director or 5% shareholder of the Company since the beginning of the last fiscal year and his or her immediate family members.

In June 2007, our audit committee adopted a written policy with respect to related person transactions. We recognize that related person transactions can present potential or actual conflicts of interest or create the appearance of a conflict of interest. Accordingly, we prefer to avoid related person transactions. This written policy governs the review and approval process of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” he or she must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review is not practicable, our audit committee may ratify the related person transaction. The audit committee will review ongoing related person transactions previously reviewed. As required, under rules issued by the Securities and Exchange Commission, transactions that are determined to be directly or indirectly material to us or a related person are or will be disclosed in our proxy statements.

In fiscal 2008, there were the following related-person transactions:

(1)
Willis J. and Reba J. Johnson are the owners of the real property and improvements of the Fresno, California facility and lease said premises to us for current monthly lease payments of $14,958 under a lease dated August 1, 1992, which expires, with inclusion of all extension options, in July 2019 and contains a provision whereby we have an option exercisable in 2014 to purchase the real property and improvements at fair market value. The option to purchase the property (which is exercisable in 2014) expires in 2019. Total payments under this lease aggregated $167,750 in fiscal 2008. We believe that the terms of this lease are no less favorable to us than could be obtained from unaffiliated third parties. Mr. Johnson is our chief executive officer and chairman.

(2)
Under the terms of a lease agreement dated September 1, 1992 between James P. Meeks and Barbara D. Meeks and Copart, Inc., we leased property in San Martin, California from James P. Meeks and Barbara D. Meeks. The lease was due  to expire on August 31, 2007, but we exercised our five-year option to extend the lease through August 31, 2012. We subsequently purchased the property on March 7, 2008 from the James P. Meeks Revocable Trust for a total purchase price of $3.75 million.  James P. Meeks was the father of one of our directors, James E. Meeks. We believe that the terms of the purchase agreement were no less favorable to us than could be obtained from unaffiliated third parties.

(3)
Effective June 5, 2008, our board of directors and audit committee approved a repurchase of 600,000 shares of the Company’s issued and outstanding common stock from Willis J. Johnson, our chief executive officer and chairman, at a purchase price of $47.55 per share which equaled the closing sales price of the Company’s common stock on the NASDAQ Global Market on June 5, 2008, less $0.25 per share. Effective July 2, 2008, our board of directors and audit committee approved an additional repurchase of 1,500,000 shares of the Company’s issued and outstanding common stock from Mr. Johnson at a purchase price of $40.00 per share which equaled the closing sales price of the Company’s common stock on July 2, 2008 on the NASDAQ Global Market, less $2.35 per share.

(4)
Beginning in October 2007, we retained Brett Adair, the brother of A. Jayson Adair, our president, in a non-executive position as an independent contractor who was paid on commission for his services to us.  Beginning May 2008, we entered into an employment relationship with Brett Adair in a non-executive position, at a base salary of $125,000 per year.  In fiscal 2008, Mr. Adair received a total of $129,238 in cash compensation which included $105,200 in commissions and $24,038 in salary.

(5)
Until August 24, 2007, we employed Rodgar McCalmon, the son-in-law of our chief executive officer, in a non-executive position. In fiscal 2008, Mr. McCalmon received a total of $163,115 in cash compensation. Also, in fiscal 2008, the Company recognized in connection with the vesting of stock option grants made to Mr. McCalmon, $3,741 as compensation expense for financial statement reporting purposes. We calculated this amount pursuant to the provisions of SFAS No. 123(R).

PROPOSAL TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the current fiscal year ending July 31, 2009. A representative of Ernst & Young LLP is expected to be present at the 2008 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Shareholder ratification of the selection of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice.

In the event the shareholders fail to ratify the appointment of Ernst & Young LLP, the audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our shareholders, the audit committee may, in its discretion, direct the appointment of a different independent accounting firm at any time during the year if it feels that such a change would be in the best interests of Copart and its shareholders.

Auditor Fees and Services

The following table presents fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP, for fiscal years ended July 31, 2008 and 2007. The table also includes fees billed for audit services, audit-related services, tax services and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2008 and July 31, 2007:

Nature of Service	Fiscal Year 2008	Fiscal Year 2007
Audit Fees(1)	$2,365,193	$1,900,470
Audit-Related Fees(2)	$196,523	$189,111
Tax Fees(3)	$93,758	$62,715
All Other Fees(4)	$0	$0

(1)
Audit fees consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit related fees consist of fees billed or for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)
Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

(4)	Consists of fees for products and services other than the services reported above. We did not retain Ernst & Young LLP for any other services in fiscal 2008 or 2007.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The audit committee may also pre-approve particular services on a case-by-case basis.  In addition, the charter of the audit committee provides that the committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the audit committee at it scheduled meetings.

Vote Required

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present at the 2008 Annual Meeting, either in person or by proxy.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that shareholders vote FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending July 31, 2009.

AUDIT COMMITTEE REPORT

The following report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference in such filing.

The audit committee of our board of directors consisted at all times during fiscal 2008 of directors Cohan (chairman) and Englander.  Mr. Smith was appointed to the committee effective September 17, 2007, following the retirements of Messrs. Blumenstein and Grosfeld from our board of directors and its committees (including the audit committee) on September 14, 2007. Accordingly, the committee consisted of directors Cohan, Englander and Smith for all audit committee meetings held during fiscal year 2008 at which our quarterly and fiscal 2008 results were reviewed. None of the directors serving at any time as audit committee members is or were our officers or employees. Our audit committee believes that all of its current members are and were independent directors as defined by applicable NASDAQ Global Select Market rules and listing standards and the rules and regulations of the Securities and Exchange Commission. The board of directors has adopted a written charter for the audit committee.

The audit committee has reviewed and discussed with management and Ernst & Young LLP our audited consolidated financial statements and financial reporting processes. Our management has the primary responsibility for our financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, our current independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of our financial reporting processes.

The audit committee has discussed with Ernst & Young LLP those matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) and has also discussed with the audit committee that firm’s independence from management and the Company. The audit committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committee). The audit committee has also considered whether Ernst & Young LLP’s provision to us of non-audit services (such as tax-related services, due diligence procedures, and services and advice related to acquisitions) that are not otherwise prohibited by applicable law is compatible with maintaining the independence of Ernst & Young LLP with respect to the Company and management.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2008, and that Ernst & Young LLP be appointed as the independent registered public accounting firm for the Company for fiscal year 2009.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (chairman)
Daniel J. Englander
Thomas W. Smith*
*appointed to the audit committee effective September 17, 2007

FORWARD-LOOKING STATEMENTS

        This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2008, and in our periodic reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This section of our proxy statement provides an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation program and the material factors we considered when making those decisions. Following this discussion, you will find further information in the executive compensation tables contained in this proxy statement which provide additional detail about the compensation earned by or paid to each of our “named executive officers.” Our named executive officers consist of (i) our chief executive officer, (ii) our chief financial officer, and (iii) the three most highly compensated executive officers other than our chief executive officer and chief financial officer who were serving as executive officers as of July 31, 2008, the end of our 2008 fiscal year.  For fiscal 2008, our named executive officers are Willis J. Johnson, our chairman and chief executive officer; William E. Franklin, our chief financial officer; A. Jayson Adair, our president; Vincent W. Mitz, our executive vice president; and David L. Bauer, our senior vice president of information technology and chief information officer.

Role of Our Compensation Committee

The compensation committee of our board of directors administers our executive compensation programs. In carrying out its responsibilities, the committee:

•	communicates our executive compensation philosophies and policies to our executive officers;
•	participates in the continuing development of, and approves changes in, our compensation policies;
•	conducts an annual review to approve each element of executive compensation, taking into consideration management recommendations; and
•	administers our equity incentive plans, for which it retains sole authority to approve grants of awards to any of our executive officers.

Our compensation committee currently consists of directors Daniel J. Englander (chairman), Steven D. Cohan and Thomas W. Smith (who joined the committee on September 17, 2007). During a portion of fiscal year 2008 until their resignations from our board of directors effective September 14, 2007, our compensation committee also included former directors Harold Blumenstein and James Grosfeld. Each of the current and former members of our compensation committee during fiscal year 2008 was an independent director under the rules of the NASDAQ Global Market, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The compensation committee operates according to a charter that details its specific duties and responsibilities. For additional information with respect to the compensation committee, please refer to the section entitled "Compensation Committee" in this proxy statement.

 Role of Management and Outside Consultants in Compensation Process

Our chief executive officer, president, chief financial officer, executive vice president and senior vice president of human resources support the compensation committee’s work by providing information relating to our financial plans, performance assessments of our executive officers and other personnel-related data. In particular, our chief executive officer, as the person to whom our other officers directly report, is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. At the beginning of each fiscal year, our chief executive officer and president make recommendations to the compensation committee with respect to all elements of compensation for each of our executive officers, including themselves. Our compensation committee then discusses these recommendations, first with the chief executive officer and president present and then in executive session. Members of management do not participate in final determinations of their own compensation.  Our compensation committee is solely responsible for the final approval of all forms of executive compensation and, while the committee considers the recommendations of management, it does not always follow those recommendations.

Our compensation committee has the authority under its charter to engage the services of outside advisors for assistance. The compensation committee has neither relied on nor has it retained outside advisors for purposes of making determinations with respect to executive compensation.

Compensation Philosophy and Program Design

The principal objectives of our compensation and benefits programs for executive officers are to:

•	attract and retain senior executive management;
•	motivate their performance toward corporate objectives; and
•	align their long-term interests with those of our shareholders.

Our compensation committee believes that maintaining and improving the quality and skills of our management team and appropriately providing incentives for their performance are critical factors that will affect the long-term value realized by our shareholders.

As further described below, compensation for our executive officers consists of four main elements:  (i) base salary, (ii) cash bonus, (iii) equity-based incentive awards, and (iv) benefits and perquisites. Our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-equity compensation. The compensation committee believes that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of cash bonus or equity compensation. In that regard, we expect that payments under our cash incentive plans and, to a lesser extent as discussed below, awards under our equity incentive programs will continue to comprise a significant component of executive compensation.

Historically, we have not determined our compensation levels based on specific peer company benchmarks or analyses prepared by outside compensation consultants. Rather, our compensation committee has based its determinations on the committee’s collective assessment of quantitative as well as subjective factors relating to corporate and individual performance and on the committee’s experience and view of appropriate levels of compensation in light of (i) our size and operating budgets, (ii) the historically increasing geographic scope of our operations, and (iii) and the responsibilities and performance of the individual officer.

Our compensation committee traditionally makes its determinations concerning base salary, cash bonuses and additional equity incentive awards annually after the end of each fiscal year, based on a review of (i) our financial performance during the prior fiscal year, (ii) each individual officer’s contribution toward that performance, and (iii) the recommendations of our chief executive officer and president. Although the committee has historically not identified specific financial performance targets (except in connection with the Executive Bonus Plan, as discussed below), its annual analysis has focused on quantitative factors such as trends in our revenues and earnings per share. The committee has also reviewed subjective factors such as the growth in the scope of our operations, our performance in effectively integrating important acquisitions and our performance in implementing key corporate strategic initiatives such as the conversion of all our North American salvage yards to a proprietary Internet-based auction service in fiscal 2004 and our expansion to the United Kingdom in 2007.

The committee believes that growth in executive compensation at Copart has been appropriately correlated with the substantial growth in our business. In addition, with the exception of our chief financial officer, each of our named executive officers has been employed with Copart for over a decade and with either Copart or a company we acquired for tenures ranging from 17 to 25 years. In particular, our chief executive officer founded Copart 25 years ago and has overseen our growth from a single salvage yard facility in California to 143 salvage facilities in the United States, the United Kingdom, and Canada as of July 31, 2008.

Our compensation committee believes that our levels of executive compensation are reasonable and appropriate in light of (i) the size of our business, both financially and operationally, (ii) the substantial contribution of our long-tenured executive team in contributing to our historical growth, and (iii) the need to retain our key executive officers who have substantial levels of industry and Copart-specific experience.

Principal Components of Executive Compensation

Our executive compensation program consists of four principal components:  (i) base salary, (ii) cash bonus, (iii) equity-based incentives, and (iv) benefits and perquisites, as further described below.

(i) Base Salary

Base salary for our executive officers reflects the scope of their respective responsibilities, seniority and competitive market factors. Salary adjustments are determined by the compensation committee, generally following its review of recommendations from the chief executive officer and president. Any adjustments are made following consideration of competitive factors, our overall financial results, our budget requirements and the committee’s assessment of individual performance.

2008 Base Salary Actions.  At the beginning of fiscal 2008, the committee met and determined that the fiscal year 2008 base salaries of our named executive officers would remain the same as their fiscal year 2007 base salaries, except for the base salary for Mr. Mitz which increased from $270,000 per year to $375,000 per year, an increase of 38.9%, in connection with his promotion to executive vice president and the increased responsibilities related thereto. The committee’s determination not to make additional base salary increases for other executive officers was based largely on management’s recommendations, increases that were made from 2006 to 2007 and the committee’s determination that these base salaries remained competitive and appropriate.

2009 Base Salary Actions.  In August of 2008, the committee met to review base salaries for the 2009 fiscal year and made the following base salary determinations for our named executive officers, as follows:

Named Executive Officer	Fiscal 2008 Base Salary	Fiscal 2009 Base Salary	2008-2009 % Change
Willis J. Johnson	$750,000	$750,000	0%
William E. Franklin	$270,000	$300,000	11%
A. Jayson Adair	$600,000	$750,000	25%
Vincent W. Mitz	$375,000	$400,000	6.67%
David L. Bauer	$270,000	$270,000	0%

The increase in Mr. Adair’s base salary reflects his increased responsibilities with respect to the Company’s international operations, the development of new products and services, and the development and execution of the Company’s strategic plan.  The increases approved for Messrs. Franklin and Mitz of 11% and 6.67%, respectively, reflect their increased responsibilities with respect to the Company’s international operations.  In particular, with our acquisition of Universal Salvage plc in the United Kingdom (UK), the geographic scope and complexity of our business has expanded substantially and our executive officers are required to continue to manage and grow our business in North America while at the same time integrating our recent UK acquisitions into our existing businesses, including our Internet auction business.  The committee determined that the base salaries of Messrs. Johnson and Bauer remained competitive and appropriate and therefore no changes were warranted for fiscal year 2009.

(ii) Cash Bonuses

Our annual cash bonus incentive program for our officers and other employees is designed to reward performance that has furthered key corporate objectives, including financial objectives and those based on individual contributions to strategic initiatives.  Our bonus program consists both of discretionary bonuses and bonuses that may be paid under the Copart, Inc. Executive Bonus Plan (the “Executive Bonus Plan”) described below.

Discretionary Bonuses. The use of a discretionary bonus program provides the compensation committee with the flexibility needed to address pay-for-performance as well as recruiting and retention goals.  The amount of any discretionary bonus, if any, to be awarded to an executive officer is based on the compensation committee’s review of individual and corporate performance (as described above in “Compensation Philosophy and Program Design”) and the recommendations of our chief executive officer and president.  The compensation committee meets in executive session without management present to make the final determination with respect to the bonus amounts to be awarded, if any.

Executive Bonus Plan.  In October 2005, we adopted the Executive Bonus Plan which was approved by our shareholders in December 2005 and which is intended to permit the grant of awards that qualify as performance-based compensation under section 162(m) of the Internal Revenue Code. A copy of the Executive Bonus Plan is attached as Exhibit 10.13 to our Current Report on Form 8-K filed with the SEC on August 3, 2006.

Under the Executive Bonus Plan, the compensation committee is authorized to select the individual participants who are eligible to participate in the plan. The committee is also authorized to establish target awards under the plan based on achievement of established performance goals. The plan provides that the following measures may be used to establish performance goals under the plan:  (a) earnings per share; (b) operating cash flow; (c) operating income; (d) profit after tax; (e) profit before tax; (f) return on assets; (g) return on equity; (h) return on sales; (i) revenue; and (j) total shareholder return.  The compensation committee may choose one or any combination of the performance measures when setting performance targets under the plan and the performance goals may differ from participant to participant and from award to award.

With respect to payment of actual awards under the plan, the compensation committee retains the discretion to eliminate awards or reduce the amount of awards below what would otherwise have been payable based on the original performance goals and target awards.  However, the committee does not have the discretion to increase awards otherwise payable under the plan.

2008 Bonus Awards:

Executive Bonus Plan. In October 2007, our compensation committee determined that Mr. Johnson, our chief executive officer, and Mr. Adair, our president, would be eligible to participate in the Executive Bonus Plan for the fiscal 2008 performance period beginning August 1, 2007 and ending July 31, 2008.  The committee set a target bonus percentage for Messrs. Johnson and Adair at 200% of their annual base salaries and determined that the program would be funded at 100% of the target bonus percentage only if the Company achieved growth in North American revenue that was at least 5% greater than the 2007 fiscal year.  In addition, the committee determined that if revenue growth was not at least 2% greater than that of 2007, no bonuses would be paid under the plan.  However, if the range in revenue growth for 2008 was between 2% and 5% above that of 2007, Messrs. Johnson and Adair would be eligible to receive from 125% to 200% of their annual base salaries as a bonus under the plan, as follows:

Percentage Growth*	Bonus as Percentage of Base Salary
2%-3%	125-150%
3%-4%	150-175%
4%-5%	175-200%
5% or more	200%

*Each additional .2% of growth within each range adds an additional 5% of base salary (for example, 2.2% would equal 130% of base salary).

Our compensation committee set the performance goal based on our 2008 operating plan at a level they believed to be attainable while acknowledging that achieving this performance goal would require substantial management time and attention. In particular, with our acquisition of Universal Salvage plc in the UK, the geographic scope and complexity of our business expanded substantially.  In order to achieve the performance goals under the 2008 bonus plan, our executive officers were required to continue to manage and grow our business in North America while at the same time integrating our recent UK acquisitions into our existing businesses, including our Internet auction business.

In August 2008, the compensation committee met to assess the company’s performance against the established revenue targets under the plan and determined that North American revenue growth in 2008 as compared to 2007 increased by 9.4%. Based on the performance targets established under the plan for the 2008 performance period, Messrs. Johnson and Adair would have been eligible to receive a bonus equal to 200% of their base salaries, or $1,500,000 and $1,200,000, respectively. However, the compensation committee exercised its right to reduce bonus awards under the plan and approved bonus payments to Messrs. Johnson and Adair of $1,050,000 each, which amount represents 140% and 175% of their base salaries, respectively.  In exercising its discretion to reduce the bonuses to be awarded under the plan, the committee took into account the bonuses paid to each executive in 2006 and 2007 as well as internal equity amongst the other named executive officers whose bonuses were largely equivalent for 2008 as compared to 2007, except as discussed below.

Discretionary Bonuses.  Bonus payments for the other named executive officers for fiscal 2008 were discretionary bonus awards approved by the compensation committee based on (i) individual and corporate performance, and (ii) recommendations from the chief executive officer and president.  The compensation committee approved the following discretionary bonus awards which were equivalent to the awards made in 2007, other than for Mr. Mitz whose bonus increased from $300,000 in 2007 to $400,000 in 2008 in recognition of his performance with respect to his additional international operations responsibilities:

Named Executive Officer	2008 Cash Bonus Amount
William E. Franklin	$250,000
Vincent W. Mitz	$400,000
David L. Bauer	$250,000

2009 Bonus Program:

Executive Bonus Plan.  In October 2008, the compensation committee determined that Messrs. Johnson and Adair would be eligible to participate in the Executive Bonus Plan for the fiscal 2009 performance period beginning on August 1, 2008 and ending on July 31, 2009. The committee set a target percentage for Messrs. Johnson and Adair of 200% of their annual base salaries and determined that the program would be funded at 100% of the target bonus percentage only if the Company achieved growth in North American revenue at or above a specific percentage determined by the committee as compared to fiscal 2008.  If growth in North American revenue exceeds the specific percentage as compared to 2008, Messrs. Johnson and Adair would be eligible to receive more than their 200% target bonus percentage, in specific increments on a scale which depends on the amount by which the target is exceeded, up to a maximum of $2,000,000.  If growth in North American revenue is less than the specific percentage but more than a minimum percentage set by the committee compared to 2008, the target bonus percentages will be reduced by specific increments down to a minimum of 125% of their base salaries.  The committee determined that no bonus would be payable if a minimum percentage increase in North American revenue was not achieved.  Our compensation committee set the performance goal based on our 2009 operating plan at a level they believed to be attainable with significant effort.  In particular, the committee noted that management would be required concurrently to (i) continue the integration of the Company’s UK operations, (ii) advance the development of new products and services, (iii) focus on expansion of the Company’s business beyond the salvage market, and (iv)  manage its insurance reseller business in an increasingly competitive market, all against a backdrop which includes the recent global economic crisis and uncertainties with respect to the domestic economy.

Discretionary Bonuses.  All of our named executive officers, including Messrs. Johnson and Adair who also participate in the Executive Bonus Program described above, are eligible to participate in the Company’s discretionary bonus program for the 2009 fiscal year.

(iii) Equity-Based Incentives

Equity Incentive Plans.  We grant equity-based incentives to certain employees, including our executive officers, in order to foster a corporate culture that aligns employee interests with shareholder interests. We have not adopted any specific stock ownership guidelines for our executive officers or directors. Other than with respect to Mr. Johnson, who has held and continues to hold a substantial equity stake in the company from the time we were founded, our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company.

Only our compensation committee is authorized to grant awards to our executive officers under our equity incentive plans. (For additional information about our equity award practices, see “Equity Grant Practices” below.)  With respect to executive officers, our practice has been to grant options to executive officers on an annual basis as part of the annual review process immediately after the end of each fiscal year. We do not always make annual option grants to our executive officers. For example, we made no option grants following the end of the 2006 fiscal year.  Generally, in making its determination concerning additional option grants, the compensation committee considers individual performance, competitive factors, the individual’s current level of compensation and equity participation, and the recommendations of our chief executive officer and president.

To date, our equity incentive awards to executive officers have been granted primarily with time-based vesting.  Our option grants typically vest over a five-year period with 20% of the shares vesting on the one-year anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the remaining four years.  Although our practice in recent years has been to provide equity incentives to executives in the form of stock option grants that vest over time, our compensation committee may in the future consider alternative forms of equity grants, such as performance shares, restricted stock units, restricted stock awards or other forms of equity grants as allowed under our 2007 Equity Incentive Plan, with alternative vesting strategies based on the achievement of performance milestones or financial metrics.

On August 25, 2008, as part of its annual review of executive compensation, the compensation committee determined that Messrs. Adair and Mitz would be granted stock options related to their 2008 performance, taking into consideration their current levels of compensation and equity participation.  The grants, as set forth below, were effective as of September 26, 2008 at an exercise price of $39.55 per share which was the fair market value of the Company’s common stock on the date of grant.

Named Executive Officer	Number of option shares	Exercise price per share
A. Jayson Adair	100,000	$39.55
Vincent W. Mitz	40,000	$39.55

Twenty percent (20%) of the shares subject to each option will vest twelve months after the vesting commencement date and the remaining shares will vest in equal monthly installments thereafter over the following four-year period, subject to the executive officer continuing to be a service provider to the Company as of each vesting date.   No other named executive officers were granted options related to their 2008 performance.

Employee Stock Purchase Plan.  In addition participation in our equity incentive plans, our executive officers are eligible to participate in the Company’s employee stock purchase plan (ESPP) to the same extent as all employees.  The ESPP allows employees to purchase shares of the Company’s common stock at a 15% discount.  Up to 10% of an employee’s base salary, but not more than $12,500 per six-month offering period, may be allocated to the purchase of shares under the plan.  Of our named executive officers, Messrs. Franklin and Bauer currently participate in the ESPP.

(iv)  Benefits and Perquisites

We provide the following benefits to our named executive officers, generally on the same basis provided to our other employees: (i) health, dental and vision insurance, (ii) medical and dependent care flexible spending account, (iii) short- and long-term disability insurance, (iv) accidental death and dismemberment insurance, and (v) a 401(k) plan.  The Company matches employee contributions to the 401(k) plan at a rate of 20% of the first 15% of earnings per employee, up to a maximum of $3,100 for fiscal year 2008.

We provide our chief executive officer and president with limited ability to use our corporate aircraft for personal purposes. The compensation committee has authorized Messrs. Johnson and Adair to use the aircraft for personal purposes for up to a total of 75 flight hours per fiscal year, to be allocated between them as they deem appropriate.  Hours not used during a fiscal year may be carried over to the next fiscal year.  Flight hours in excess of these amounts require the additional approval of the compensation committee. The Company values this benefit for compensation purposes on an annual basis pursuant to guidelines established by the Internal Revenue Service, and Messrs. Johnson and Adair are responsible for all taxes resulting from any deemed income arising from this benefit.  In addition, we provide Messrs. Johnson, Adair and Mitz with company-owned or leased automobiles that may be used for personal purposes and Messrs.  Franklin and Bauer with a monthly automobile expense allowance.

Please see the column entitled “All Other Compensation” in the Summary Compensation Table set forth in this proxy statement for the amounts attributable to each named executive officer with respect to benefits and perquisites.

Other Considerations:

Post-Employment Obligations

Each of our executives is an “at will” employee and we are not party to written employment agreements with our named executive officers, other than with Mr. Franklin, our chief financial officer, whose agreement provides for certain payments upon involuntary termination of employment, or resignation for “good reason” (as defined in the agreements), under certain circumstances.  In addition, we have entered into similar agreements with Thomas Wylie, our senior vice president of human resources, and Greg Tucker, our senior vice president of process improvement.  The compensation committee believes the terms of these agreements are fair and reasonable and are in the best interests of the company and its shareholders.  For a description of the material terms of these agreements, please see “Employment Contracts with Executive Officers” in the section entitled “Potential Payments Upon Termination or Change in Control” included in this proxy statement.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the tax deductibility of non-performance based compensation paid to our chief executive officer and to each of our four most highly compensated officers to $1 million per person, unless certain exemption requirements are satisfied. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation that are approved by our shareholders. Because our equity incentive plans and the Executive Bonus Plan have been approved by our shareholders, awards under these plans in excess of $1 million should generally be deductible pursuant to section 162(m), provided the requirements of section 162(m) are satisfied. In fiscal 2008, we approved $900,000 of our discretionary cash bonuses to our named executive officers outside of the Executive Bonus Plan and the remaining bonuses pursuant to the Executive Bonus Plan. As a result, we believe that the cash compensation paid to our chief executive officer and president in excess of $1 million during fiscal 2008 will be deductible for federal tax purposes.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event an executive officer, director or other service provider for the company receives “deferred compensation” that does not satisfy the requirements of section 409A.  Although we do not maintain a traditional deferred compensation plan, section 409A may apply to certain severance arrangements and equity awards.  Consequently, to assist the affected employee in avoiding additional tax and penalties under section 409A, we developed the severance arrangements described above in “Post-Employment Obligations” to either (i) avoid the application of section 409A or, to the extent doing so is not possible, (ii) comply with the applicable section 409A requirements.  The compensation committee recently amended existing employment agreements with Messrs. Franklin and Wylie in light of the requirements set forth in section 409A.

Equity Grant Practices

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock option or other equity awards to executive officers during closed trading windows (as determined in accordance with the company’s insider trading policy). In addition, the equity grant policy requires that all equity awards made to executive officers be approved at meetings of the compensation committee rather than by written consent of the committee.

In compliance with our equity grant policy, the fiscal 2008 option grants to our executive officers were approved at a meeting of our compensation committee which occurred during a closed trading window and the options were priced and effectively granted as of September 26, 2008, the date our trading window re-opened following the announcement of our fourth quarter and fiscal 2008 financial results.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (CD&A) contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended July 31, 2008.

COMPENSATION COMMITTEE

Daniel J. Englander (chairman)
Steven D. Cohan
Thomas W. Smith*

*appointed September 17, 2007

Fiscal 2008 Summary Compensation Table

The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to (i) our chief executive officer, (ii) our chief financial officer, and (iii) the three most highly compensated executive officers other than our chief executive officer and chief financial officer serving as executive officers as of July 31, 2008, the end of our 2008 fiscal year.  We refer to these officers as the “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensa- tion ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Willis J. Johnson Chief Executive Officer	2008 2007	750,000 750,000	-- 1,050,000	723,683 267,000	1,050,000 --	83,178(5) 97,300(6)	2,606,861 2,164,300
William E. Franklin Senior Vice President and Chief Financial Officer	2008 2007	270,000 270,000	250,000 250,000	224,638 114,300	-- --	8,996(7) 7,600(8)	753,634 641,900
A, Jayson Adair President	2008 2007	600,000 600,000	-- 800,000	753,556 332,600	1,050,000 --	22,268(9) 85,400(10)	2,425,824 1,818,000
Vincent W. Mitz Executive Vice President	2008 2007	375,000 270,000	400,000 300,000	353,360 143,600	-- --	16,843(11) 6,320(12)	1,145,203 719,920
David L. Bauer* Senior Vice President, Information Technology and Chief Information Officer	2008	270,000	250,000	232,288	--	8,320(13)	760,608

*Mr. Bauer was not a named executive officer for fiscal year 2007 and, in accordance with SEC guidance, no compensation information is included for fiscal year 2007.

(1)
The amounts in this column represent discretionary bonuses awarded for services performed during the applicable fiscal year.  Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year.

(2)
Amounts shown do not reflect compensation actually received by the named executive officers.  The amounts presented are the dollars amounts of compensation expense recognized by the Company for financial statement reporting purposes for the fiscal year indicated.  The amounts include compensation expense as reflected in our financial statements and calculated in accordance with SFAS No. 123(R) for awards granted through the end of the applicable fiscal year, except that the compensation expense amounts have not been reduced by the Company’s estimated forfeiture rate. See Note 1, “Summary of Significant Accounting Policies – Shares-Based Compensation” to the Company’s financial statements in its Annual Report on Form 10-K for the fiscal year ended July 31, 2008 and July 31, 2007 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.  For the number of outstanding equity awards held by the named executive officers as of July 31, 2008, see the “Outstanding Equity Awards” table in this proxy statement.  For the proceeds actually received by the named executive officers upon exercise of stock options granted in prior years, see the “Option Exercises” table in this proxy statement.  Each option was granted either under the 1992 Stock Option Plan, the 2001 Stock Option Plan or the 2007 Equity Incentive Plan and will become exercisable for the option shares in installments over the executive’s period of service with the Company.  Options vest over a five-year period from the date grant, with the first 20% vesting on the one-year anniversary of the date of grant and the remainder vesting monthly thereafter.  Each option has a maximum term of 10 years, subject to earlier termination in the event of the executive’s termination of employment withy the Company.

(3)
The compensation committee determined that Messrs. Johnson and Adair would be eligible to participate in the Company’s Executive Bonus Plan for the 2008 fiscal year.  No other named executive officers were eligible to participate for the 2008 fiscal year, and none of the executive officers was eligible to participate in the bonus plan for the 2007 fiscal year.  For a description of the material terms of the Executive Bonus Plan, please the section entitled “Executive Bonus Plan” in the Compensation Discussion and Analysis contained in the proxy statement.

(4)
We pay 401(k) matching contributions, life and health insurance and short-term disability premiums on behalf of all of our employees, including our named executive officers.  The amounts shown in this column, other than the amounts for personal use of corporate aircraft discussed below, equal the actual cost to the Company of the particular benefit or perquisite provided.  Amounts in this column include the cost to the Company of a named executive officer’s (i) personal use of a company-owned automobile or (ii) an automobile expense allowance.

(5)	Includes $68,778 related to personal use of corporate aircraft, and $14,400 related to personal use of a company-owned automobile paid by Copart of behalf of Mr. Johnson.
(6)	Includes $82,900 related to personal use of corporate aircraft and $14,400 related to personal use of a company-owned automobile paid by Copart of behalf of Mr. Johnson.
(7)	Includes $2,996 for 401(k) matching contribution and $6,000 related to an automobile allowance paid by Copart on behalf of Mr. Franklin.
(8)	Includes $1,600 for 401(k) matching contribution and $6,000 related to an automobile allowance paid by Copart on behalf of Mr. Franklin.
(9)
Includes $3,100 for 401(k) matching contribution, $14,400 related to personal use of a company-owned automobile paid by Copart, and $4,768 related to personal use of corporate aircraft on behalf of Mr. Adair.

(10)
Includes $3,100 for 401(k) matching contribution, $67,900 related to personal use of corporate aircraft, and $14,400 for personal use of a company-owned automobile paid by Copart on behalf of Mr. Adair.

(11)	Includes $1,468 for 401(k) matching contribution, $2,175 related to an automobile allowance and $13,200 related to personal use of a company-owned automobile paid by Copart on behalf of Mr. Mitz.
(12)	Includes $1,100 for 401(k) matching contribution and $5,220 related to an automobile allowance paid by Copart on behalf of Mr. Mitz.
(13)	Includes $3,100 for 401(k) matching contribution and $5,220 related to an automobile allowance paid by Copart on behalf of Mr. Bauer.

For a description of the components of the Company’s executive compensation program, including the process by which salaries and bonuses are determined, please see the section entitled “Compensation Philosophy and Program Design” in the Compensation Discussion and Analysis section of this proxy statement.  In addition, please see the section entitled “2009 Base Salary Actions” in the Compensation Discussion and Analysis section of this proxy statement for a list of the named executive officers’ base salaries for fiscal year 2009.

For a description of the Company’s cash bonus program, including the targets and payouts under the Company’s non-equity incentive plan, please see the section entitled “Cash Bonuses” in the Compensation Discussion and Analysis section of this proxy statement.

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into with William E. Franklin, our senior vice president and chief financial officer, in fiscal 2004 which was subsequently amended in September 2008 to comply with section 409A of the Internal Revenue Code.  For a description of the material terms of Mr. Franklin’s agreement with the Company, please see the section entitled “Employment Contracts and Severance Arrangements with Executive Officers” contained in this proxy statement.

We provide our chief executive officer and president limited ability to use our corporate aircraft for personal purposes, subject to the standards and limitations described under the caption “Compensation Discussion and Analysis — Benefits and Perquisites,” in this proxy statement. For purposes of the summary compensation table above, consistent with SEC guidelines, we have valued these perquisites based on the incremental cost to us. For purposes of valuing personal use of corporate aircraft, we have used a method that takes into account (i) landing/parking/flight planning services and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses; (v) maintenance, parts and external labor; (vi) customs, foreign permit and similar fees, if any; and (vii) passenger ground transportation. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

Grants of Plan-Based Awards in Fiscal 2008

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended July 31, 2008.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008

Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($/sh)
Willis J. Johnson	-- 9/28/2007	937,500(3) --	1,500,000(4) --	1,500,000(4) --	-- 200,000	-- 34.39	-- 34.39
William E. Franklin	-- 9/28/2007	-- --	-- --	-- --	-- 50,000	-- 34.39	-- 34.39
A. Jayson Adair	-- 9/28/2007	750,000(3) --	1,200,000(4) --	1,200,000(4) --	-- 200,000	-- 34.39	-- 34.39
Vincent W. Mitz	-- 9/28/2007	-- --	-- --	-- --	-- 100,000	-- 34.39	-- 34.39
David L. Bauer	-- 9/28/2007	-- --	-- --	-- --	-- 50,000	-- 34.39	-- 34.39

(1)
The compensation committee of the board of directors determined that Messrs. Johnson and Adair would be eligible to participate in the Company’s Executive Bonus Plan for the 2008 fiscal year.  No other named executive officers were eligible to participate for the 2008 fiscal year.

(2)
The amounts actually paid in connection with the Executive Bonus Plan for the 2008 fiscal year appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table in this proxy statement.

(3)
Amount equals 125% of base salary for 2008.  However, if a minimum of 2% revenue growth for North America for 2008 compared to 2007 was not achieved, no bonus would be payable pursuant to the terms of the Executive Bonus Plan.

(4)	Amount equals 200% of base salary for 2008.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table presents certain information concerning equity awards held by the named executive officers at the end of the fiscal year ended July 31, 2008. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date(1)	Option Exercise Price ($)	Option Expiration Date
Willis J. Johnson	150,000	—	6/6/2001	16.93	6/6/2011
	100,000	—	10/21/2002	10.99	10/21/2012
	96,914	3,086	8/19/2003	8.80	8/19/2013
	55,000	45,000	10/4/2005	24.03	10/4/2015
	—	200,000	9/28/2007	34.39	9/28/2017

William E. Franklin	10,000	3,999	3/15/2004	19.31	3/15/2014
	13,111	18,000	10/4/2005	24.03	10/4/2015
	—	50,000	9/28/2007	34.39	9/28/2017

A. Jayson Adair	600,000	—	1/21/1999	4.47	1/21/2009
	375,000	—	3/15/2000	11.12	3/15/2010
	150,000	—	6/6/2001	16.93	6/6/2011
	100,000	—	10/21/2002	10.99	10/21/2012
	96,914	3,086	8/19/2003	8.80	8/19/2013
	90,000	10,000	1/22/2004	18.00	1/22/2014
	55,000	45,000	10/4/2005	24.03	10/4/2015
	—	200,000	9/28/2007	34.39	9/28/2017

Vincent W. Mitz	9,167	—	10/21/2002	10.99	10/21/2012
	16,667	833	8/19/2003	8.80	8/19/2013
	44,810	5,190	1/22/2004	18.00	1/22/2014
	22,000	18,000	10/4/2005	24.03	10/4/2015
	—	100,000	9/28/2007	34.39	9/28/2017

David L. Bauer	4,500	—	1/5/2000	11.29	1/5/2010
	5,500	—	3/15/2000	11.12	3/15/2010
	18,750	—	6/6/2001	16.93	6/6/2011
	34,167	—	10/21/2002	10.99	10/21/2012
	49,167	833	8/19/2003	8.80	8/19/2013
	44,810	5,190	1/22/2004	18.00	1/22/2014
	22,000	18,000	10/4/2005	24.03	10/4/2015
	—	50,000	9/28/2007	34.39	9/28/2017

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to the Company on each such vesting date.

Option Exercises in Fiscal Year 2008

The following table provides certain information concerning stock option exercises by each of the named executive officers during the fiscal year ended July 31, 2008, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker’s commissions.

OPTION EXERCISES IN FISCAL YEAR 2008

	Option Awards

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Willis J. Johnson	600,000	$22,854,571
William E. Franklin	--	--
A. Jayson Adair	300,000	9,927,336
Vincent W. Mitz	--	--
David L. Bauer	--	--

(1)	Represents the fair value of underlying securities on the date of exercise, less the exercise price.

Pension Benefits

        The Company did not maintain any defined pension or defined contribution plans, other than our tax-qualified 401(k) plan, during the fiscal year ended July 31, 2008.

Potential Post-Employment Payments upon Termination or Change in Control

Employment Contracts and Severance Arrangements with Executive Officers

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into in fiscal 2004 with William E. Franklin, our senior vice president and chief financial officer. In fiscal 2003, we entered into an employment agreement with Thomas Wylie, our senior vice president of human resources, and in October 2008, we entered into an employment agreement with Greg Tucker, our senior vice president of process improvement, neither of whom is a named executive officer. Each employment agreement sets forth the base salary, bonus opportunity, stock options, benefits and the responsibilities of each position in effect at the time of execution of the agreement. In addition, each agreement requires Copart to provide compensation to these officers in the event of termination of employment under certain circumstances. The employment agreements with Messrs. Franklin and Wylie were subsequently amended in September 2008 in order to comply with section 409A of the Internal Revenue Code.

Each employment agreement with Messrs. Franklin, Wylie and Tucker provides that in the event the executive’s employment is involuntarily terminated without cause or the executive resigns from his employment for “good reason”, such executive officer will be entitled to payment of 12 months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. Each employment agreement also provides that in the event the executive officer’s employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause”, then the executive shall be entitled to receive severance benefits as provided under the Company’s then-existing severance and benefit plans and policies at the time of termination.

In each employment agreement described above, “cause” means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to the Company; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to the business of the Company; (v) misappropriation or embezzlement of Company funds or an act of fraud or dishonesty upon the Company made by the executive; (vi) conviction of, or plea of nolo contendre to, a felony; or (vii) continued failure to comply with directives of senior management.

In each employment agreement described above, “good reason” means the executive’s resignation, if one or more of the following events shall have occurred (unless such event(s) applies generally to all senior management of the Company): without the executive’s prior written consent, (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) a material reduction by the Company in his base salary as in effect immediately prior to such reduction; or (iii) any material breach by the Company of any material provision of the employment agreement.

Change in Control Provisions

The employment agreements entered into with Messrs. Franklin, Wylie and Tucker do not provide for severance payments or acceleration of vesting of equity awards in the event of a change in control. Neither does our 2001 Stock Option Plan nor our 2007 Equity Incentive Plan provide for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plans), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right applies to all of our employees, including our named executive officers.

In the event of a change in control (as defined in the plans), if the awards to be granted are not assumed by the successor corporation, the compensation committee has the authority as administrator of the equity plan to accelerate the vesting of the awards.

Potential Payments upon Termination or Change in Control

None of our executive officers has an employment or other severance agreement that provides for payment of any amount in connection with termination of employment upon a change in control of the Company, other than those payments otherwise due to Messrs. Franklin, Wylie and Tucker upon an involuntary termination or resignation for “good reason” (as defined in the agreements described above).  Please see the section above entitled "Employment Contracts and Severance Agreements with Executive Officers" above for detailed descriptions of the agreements with named executive officers that govern post-employment payments and benefits. No payments are due in the event of voluntary termination of employment or termination of employment as a result of death or disability or for "cause" (as defined in the agreements described above).

Assuming the involuntary termination of employment (including resignation for “good reason”) of the named executive officers took place on July 31, 2008, no named executive officer would be entitled to receive severance payments and benefits other than those provided under the Company’s then-existing severance and benefits plans at the time of termination, except Mr. Franklin who would be eligible to receive payments totaling $270,000, the equivalent of twelve months of his 2008 base salary.

OTHER MATTERS

We know of no other matters to be submitted at the 2008 Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

ADJOURNMENT OF THE 2008 ANNUAL MEETING

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the 2008 Annual Meeting, the 2008 Annual Meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies that are being solicited by our board of directors grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the 2008 Annual Meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of the time and place at the 2008 Annual Meeting. A majority of the shares represented and voting at the 2008 Annual Meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended July 31, 2008 has been mailed, or provided electronically where permitted, concurrently with this proxy statement to all shareholders entitled to notice of, and to vote at, the 2008 Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors COPART, INC.

Paul A. Styer, Secretary

Dated:  November 4, 2008

IMPORTANT NOTICE RERGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE 2008 ANNUAL MEETING:

The Notice and Proxy Statement and 2008 Annual Report are available free of charge at http://materials.proxyvote.com/217204.

Specific Internet voting instructions are also included in the enclosed proxy card.

Site of the Copart, Inc. 2008 Annual Shareholder Meeting

Directions to:	Copart, Inc.
4665 Business Center Drive
Fairfield, California 94534

From:	San Francisco Airport

Exit the airport on Highway 101 Northbound toward San Francisco. As you enter San Francisco, follow the signs directing you towards the Bay Bridge. This is Interstate 80 Eastbound. Follow Interstate 80 Eastbound for approximately 40 miles. This will take you over the Bay and Carquinez Bridges. Continue east on Interstate 80 until you reach Fairfield. Once in Fairfield you will exit at Suisun Valley Road. Turn left onto Suisun Valley Road and go over the freeway. At the first set of traffic lights, turn left onto Mangels. At the next set of traffic lights, turn left onto Business Center Drive, and then go to the first building on the left at 4665 Business Center Drive.

Annual Meeting Proxy Card

A. Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 – Willis J. Johnson	☐	☐	04 – Steven D. Cohan	☐	☐	07 – Thomas W. Smith	☐	☐

	For	Withhold		For	Withhold
02 – A. Jayson Adair	☐	☐	05 – Daniel J. Englander	☐	☐

	For	Withhold		For	Withhold
03 – James E. Meeks	☐	☐	06 – Barry Rosenstein	☐	☐

2. Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending July 31, 2009.	For	Against	Abstain
	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B. Non-Voting Items
Change of address. Please print new address below:	Meeting Attendance:
_______________________________________________________	Mark box to the right
If you plan to attend
the Annual Meeting. ☐

C. Authorized Signatures - Sign Here - This section must be completed for your vote to be counted. Date and sign below.
Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated.  Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – Copart, Inc.

Proxy for 2008 Annual Meeting of Shareholders
December 11, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Copart, Inc. (the "Company") hereby revokes all previous proxies and appoints Willis J. Johnson and Paul A. Styer or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2008 Annual Meeting of Shareholders of the Company to be held on Thursday, December 11, 2008, at 9:00 a.m. Pacific Standard Time, at the Company's corporate headquarters located at 4665 Business Center Drive, Fairfield, California, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE REVERSE SIDE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Vote by Telephone (within U.S. and Canada)		Vote by Internet		U.S. Mail Voting Instructions

●	Call toll free 1-800-652-VOTE (8683) in the United States, Canada or Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.	●	Go to the following web site: WWW.INVESTORVOTE.COM/CPRT	●
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Copart, Inc., c/o Paul A. Styer, 4665 Business Center Drive, Fairfield, California 94534.

●	Follow the simple instructions provided by the recorded message.	●	Follow the steps outlined on the secured website.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on December 11, 2008.

THANK YOU FOR VOTING